UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 3, 2006

(Date of Report – date of earliest event reported)

DATALINK CORPORATION

(Exact name of registrant as specified in charter)

Minnesota

(State or other jurisdiction of incorporation or organization)

00029758	41-0856543
(Commission File No.)	(IRS Employer Identification No.)

8170 Upland Circle, Chanhassen, MN 55317-8589

(Address of principal executive offices)

952-944-3462

(Registrant’s telephone number, including area code)

(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Election of Director.

Effective April 3, 2006, Brent G. Blackey will join Datalink’s board of directors. Mr. Blackey was elected to fill a newly created vacancy created by the resignation of Gregory T. Barnum to become our chief financial officer, in lieu of a vote of stockholders. We are not aware of any arrangement or understanding between Mr. Blackey and any other persons pursuant to which we selected Mr. Blackey. Mr. Blackey was also appointed to our audit and compensation committees.

Background of Our Newly Elected Director.

Mr. Blackey, age 47, has served as president and chief operating officer for Holiday Companies, a recognized leader in the petroleum and convenience store industry, since 2004. Between 2002 and 2004, Mr. Blackey served as a senior partner at the accounting firm of Ernst & Young LLP. Between 1980 and 2002, Mr. Blackey was at the accounting firm of Arthur Andersen LLP, most recently as a senior partner.

Item 9.01  Financial Statements and Exhibits.

(c)                                  Exhibits.

99.1                           Press release dated April 4, 2006 announcing the election of a new board member.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:	April 4, 2006

DATALINK CORPORATION

		By:	/s/ Gregory T. Barnum
Gregory T. Barnum
Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1	Press release dated April 4, 2006 announcing the election of a new board member.